Exhibit 99.1

Vigil Neuroscience Strengthens Board of Directors with Appointment of Suzanne Bruhn, Ph.D.

CAMBRIDGE, Mass. – July 28, 2022 – Vigil Neuroscience, Inc. (Nasdaq: VIGL), a clinical-stage biotechnology company committed to harnessing the power of microglia for the treatment of neurodegenerative diseases, today announced the appointment of Suzanne Bruhn, Ph.D. to its Board of Directors.

“We are excited to have such a well-respected industry leader with over 20 years of executive leadership experience in the biopharmaceutical industry join our Board of Directors,” said Ivana Magovčević-Liebisch Ph.D., J.D., President and Chief Executive Officer of Vigil. “Sue’s deep operational and global regulatory experience as well as her extensive knowledge of the rare disease and neuroscience space will be instrumental as we continue to develop treatments for patients with rare and common neurodegenerative diseases.”

“Throughout my career, I have been drawn to unique targets such as microglia that have the potential to transform treatments for rare and underserved diseases. Vigil’s patient-centered approach to developing microglia-targeted therapeutics aligns with this vision as well as my background,” Dr. Bruhn said. “I feel privileged to join the high-performing team at Vigil and join them in their mission to improve the lives of patients with neurodegenerative diseases, which remain an area of significant unmet need.”

Dr. Bruhn has more than 20 years of biopharmaceutical experience and a proven track record in developing and commercializing therapies for the treatment of serious diseases with significant unmet need. She is currently President and Chief Executive Officer of Tiaki Therapeutics. Prior to that, she served as President and Chief Executive Officer at Proclara Biosciences, where she led the clinical-stage company’s evolution into orphan diseases, and served as President and Chief Executive Officer at Promedior, which was acquired by Bristol Myers Squibb. Previously, Dr. Bruhn held multiple leadership roles in global regulatory affairs, strategic planning, and program management at Shire Human Genetic Therapies (formerly Transkaryotic Therapies) and Cytotherapeutics. Dr. Bruhn currently serves on the Board of Directors of Pliant Therapeutics and Travere Therapeutics. She holds a Bachelor of Science with distinction in chemistry from Iowa State University of Science and Technology, a Ph.D. in chemistry from Massachusetts Institute of Technology and was a postdoctoral research fellow in the Department of Genetics at Harvard Medical School.

About Vigil Neuroscience

Vigil Neuroscience is a microglia-focused therapeutics company focused on developing treatments for both rare and common neurodegenerative diseases by restoring the vigilance of microglia, the sentinel immune cells of the brain. We are utilizing the tools of modern neuroscience drug development across multiple therapeutic modalities in our efforts to develop precision-based therapies to improve the lives of patients and their families.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, the expected contributions of Dr. Bruhn, and statements regarding Vigil’s strategy, business plans and focus and the progress and timing of the preclinical and clinical development of Vigil’s programs and other pipeline candidates. Forward-looking statements are based on Vigil’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results and data from preclinical and clinical studies; the timing of the Company’s ability to submit and obtain regulatory clearance for investigational new drug applications and initiate additional clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; the Company’s ability to initiate and complete its current and expected clinical trials and its ability to work with the FDA to successfully remove the partial clinical hold; whether Vigil’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties associated with the impact of the COVID-19 pandemic on its business and operations; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (SEC), including Vigil’s IPO registration statement , its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and in any subsequent filings it may make with the SEC, including its Quarterly Report on Form 10-Q for the three months ended June 30, 2022. Forward-looking statements contained in this announcement are made as of this date, and Vigil undertakes no duty to update such information except as required under applicable law. Readers should not rely upon the information on this page as current or accurate after its publication date.

Investor Contact

Sarah Carmody

scarmody@vigilneuro.com

Media Contact

Megan McGrath

MacDougall Advisors

mmcgrath@macdougall.bio